FOR IMMEDIATE RELEASE                          CONTACT:  Joshua D. Schein, Ph.D.
                                                         Chief Executive Officer
                                                         212-682-3096


      FUN CITY POPCORN, INC. CHANGES TO NEW COMPANY NAME AND TRADING SYMBOL


NEW YORK, NEW YORK, FEB. 18, 2005 - Fun City Popcorn, Inc. (OTBB: LEVP) announced today its new company name and trading symbol. The recent merger between Fun City Popcorn, Inc. and Lev Pharmaceuticals, Inc. has resulted in a new company name, Lev Pharmaceuticals, Inc., www.levpharma.com, and a new trading symbol, LEVP.

Lev is a biopharmaceutical company focused on developing and commercializing therapeutic products for the treatment of inflammatory diseases. Lev's product candidates are based on C1-esterase inhibitor ("C1-INH"), a human plasma protein that mediates inflammation and is potentially applicable as a treatment for a range of medical indications. Lev expects to initiate a Phase III clinical trial of its lead product candidate, C1-INH for the treatment of hereditary angioedema, in the first half of 2005. Lev is also developing C1-INH for the treatment of acute myocardial infarction, or heart attack, and selective other diseases and disorders in which inflammation is known or believed to play an underlying role.

LEGAL NOTICE TO INVESTORS: Certain matters discussed in this news release are "forward-looking statements." These forward-looking statements, which apply only on the date of this release, generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "estimates," "anticipates," "believes," "continues" or words of similar import. Similarly, statements that describe Lev's future plans, objectives or goals are also forward-looking statements, which generally involve known and unknown risks, uncertainties and other facts that may cause the actual results, performance or achievements of Lev to be materially different from those expressed or implied by such forward-looking statements. Such factors may include the following: uncertainties associated with product development, the risk that Lev will not obtain approval to market its products, the risk that Lev's products will not gain market acceptance, the risks associated with dependence upon key personnel and the need for additional financing.